Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS 2009

SECOND QUARTER RESULTS

DENVER, Colo., August 6, 2009 — DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the three and six months ended June 30, 2009.

Funds from operations (FFO) attributable to common stockholders and unitholders for the second quarter of 2009 totaled $25.3 million, or $0.12 per diluted share, compared with $32.3 million, or $0.15 per diluted share, reported for the second quarter or 2008. FFO for the six months ended June 30, 2009 was $58.7 million, or $0.28 per diluted share, compared with $62.6 million, or $0.30 per diluted share, reported for the six months ended June 30, 2008.

Net loss attributable to common stockholders for the second quarter of 2009 was $(4.0) million, or $(0.02) per diluted share, compared with net income attributable to common stockholders of $15.5 million, or $0.09 per diluted share, reported for the second quarter of 2008. Net loss attributable to common stockholders for the six months ended June 30, 2009 was $(0.2) million, or $0.00 per diluted share, compared with net income attributable to common stockholders of $15.9 million, or $0.09 per diluted share, for the six months ended June 30, 2008.

Second quarter 2009 net loss includes gains on the sale of real estate of $0.7 million, which compares to $16.7 million of gains on the sale of real estate included in second quarter 2008 net income, none of which was included in FFO.

518 17th STREET, 8th FLOOR ¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

“We were pleased to report financial and operating results that were in line with our prior projections despite a difficult economic environment,” commented Phil Hawkins, Chief Executive Officer of DCT Industrial Trust. “Leasing activity continued to be solid in both our operating portfolio and development pipeline, and we remain very focused on leasing and occupancy as we expect market conditions to remain competitive through the balance of the year and into 2010.”

Balance Sheet

In June 2009, DCT™ completed an equity offering of 27.6 million shares including the underwriters’ exercise of their over-allotment option at a price per share of $4.25. Net proceeds to the company were approximately $112 million.

DCT’s balance sheet remains strong, with consolidated net debt to book value of total assets (less cash and before depreciation and amortization) of 34.2% as of June 30, 2009, compared with 38.0% as of December 31, 2008. The Company’s fixed charge coverage for the second quarter of 2009 was 2.7 times.

Operating Portfolio

As of June 30, 2009, DCT™ owned 373 consolidated operating properties, comprising 52.6 million square feet. Net operating income was $43.3 million in the second quarter of 2009, compared with $45.5 million reported for the second quarter of 2008.

DCT’s consolidated operating portfolio occupancy was 87.4% as of June 30, 2009, compared with 89.8% as of March 31, 2009. Including an additional 15.0 million square feet of operating properties held in joint ventures, occupancy as of June 30, 2009 was 89.2%, compared with 91.4% as of March 31, 2009.

Second quarter 2009 same store net operating income declined 5.2% on a cash basis and 6.7% on a GAAP basis, excluding revenue from lease terminations, when compared to the same period last year. Average occupancy of same store properties was 87.9% for the quarter ended June 30, 2009, compared with 92.7% for the same period of 2008.

Leasing activity totaled 2.5 million square feet of leases signed during the second quarter, including 0.6 million square feet of development leases, flat when compared to first quarter 2009 leasing activity. Tenant retention was 56.9% for the second quarter of 2009 and 61.6% year to date, while rents on signed leases for which there was a prior tenant increased by 5.7% on a GAAP basis and 1.0% on a cash basis in the second quarter of 2009.

Development Leasing Activity

During the second quarter of 2009, Stirling Capital Investments, DCT’s development joint venture at SCLA, leased 231,000 square feet to an industry leader in the design and manufacturing of high-quality plastic rigid containers. This tenant will take occupancy in the third quarter of 2009.

DCT also completed the lease-up of Logistics Way in Nashville by executing a 319,000 square foot lease with a national third-party logistics provider who took occupancy in July 2009.

As of June 30, 2009, DCT had 6.8 million square feet under development, which includes 1.9 million square feet in a 50-50 development joint venture, which was 22% leased.

Dividend

DCT Industrial Trust’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on October 16, 2009, to stockholders of record as of October 7, 2009. As previously announced, the dividend rate was reduced by $0.01 per share on a quarterly basis to reflect the issuance of 27.6 million shares of DCT Industrial common stock in June 2009.

Guidance

DCT narrowed guidance for 2009 FFO to $0.48 to $0.52 per diluted share and updated 2009 net income guidance to $(0.07) to $(0.03) per diluted share, which includes the $0.04 per share dilutive impact of the issuance of new common shares and gains of $0.02 per diluted share on the sale of land at SCLA.

Conference Call Information

DCT™ will host a conference call to discuss second quarter 2009 results and its recent business activities on Friday, August 7, 2009 at 11:00 a.m. Eastern time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 858-4600. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 431841. A live webcast and replay of the conference call will be available in the investor relations section of the DCTTM website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of June 30, 2009, the Company owned, managed or had under development 75.8 million square feet of assets leased to approximately 850 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT: Sara Knapp, 303-597-1550 or investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share information)

	June 30, 2009	December 31, 2008
ASSETS
Land	$510,669	$511,730
Buildings and improvements	2,149,396	2,107,756
Intangible lease assets	186,831	187,605
Construction in progress	65,997	90,770

Total Investment in Properties	2,912,893	2,897,861
Less accumulated depreciation and amortization	(471,509)	(417,404)

Net Investment in Properties	2,441,384	2,480,457
Investments in and advances to unconsolidated joint ventures	120,292	125,452

Net Investment in Real Estate	2,561,676	2,605,909
Cash and cash equivalents	132,903	19,681
Notes receivable	30,356	30,387
Deferred loan costs, net	3,892	5,098
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,960 and $843, respectively	26,072	31,747
Other assets, net	9,583	11,021

Total Assets	$2,764,482	$2,703,843

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$30,189	$35,193
Distributions payable	18,890	16,630
Tenant prepaids and security deposits	14,200	17,601
Other liabilities	10,896	26,472
Intangible lease liability, net	5,765	6,813
Senior unsecured notes	625,000	625,000
Mortgage notes	567,966	574,634

Total Liabilities	1,272,906	1,302,343
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 203,799,565 and 175,141,387 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	2,038	1,751
Additional paid-in capital	1,779,218	1,657,923
Distributions in excess of earnings	(543,652)	(513,040)
Accumulated other comprehensive loss	(12,485)	(23,605)

Total Stockholders’ Equity	1,225,119	1,123,029
Noncontrolling interests	266,457	278,471

Total Equity	1,491,576	1,401,500

Total Liabilities and Equity	$2,764,482	$2,703,843

Total debt net of cash:
Senior unsecured notes and mortgage notes	$1,192,966	$1,199,634
Less cash and cash equivalents	(132,903)	(19,681)

Net debt	$1,060,063	$1,179,953

Book value of total assets less cash and before depreciation:
Total assets	$2,764,482	$2,703,843
Less cash and cash equivalents	(132,903)	(19,681)
Add back accumulated depreciation and amortization	471,509	417,404

Book value of total assets less cash and before depreciation and amortization	$3,103,088	$3,101,566

Percentage of debt to total assets	43.2%	44.4%

Percentage of net debt to book value of total assets less cash and before depreciation and amortization	34.2%	38.0%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share information)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES:
Rental revenues	$59,267	$61,150	$122,117	$123,489
Institutional capital management and other fees	680	614	1,347	1,474

Total Revenues	59,947	61,764	123,464	124,963

OPERATING EXPENSES:
Rental expenses	7,233	7,202	15,976	15,607
Real estate taxes	8,755	8,401	17,428	16,634
Real estate related depreciation and amortization	27,937	28,394	54,323	56,244
General and administrative	6,454	5,083	11,922	10,965

Total Operating Expenses	50,379	49,080	99,649	99,450

Operating Income	9,568	12,684	23,815	25,513
OTHER INCOME AND (EXPENSE):
Equity in income (losses) of unconsolidated joint ventures, net	(1,615)	439	2,565	726
Interest expense	(13,326)	(11,106)	(26,667)	(25,505)
Interest income and other	767	567	901	1,001
Income taxes	(661)	(356)	(1,553)	(891)

Income (Loss) From Continuing Operations	(5,267)	2,228	(939)	844
Income from discontinued operations	513	16,534	634	17,898

Income (Loss) Before Gain On Dispositions Of Real Estate Interests	(4,754)	18,762	(305)	18,742
Gain (Loss) on dispositions of real estate interests	—	(39)	37	407

Consolidated Net Income (Loss)	(4,754)	18,723	(268)	19,149
Net income (loss) attributable to noncontrolling interests	760	(3,227)	101	(3,269)

Net Income (Loss) Attributable to DCT Common Stockholders	$(3,994)	$15,496	$(167)	$15,880

EARNINGS PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$(0.02)	$0.01	$0.00	$0.00
Income from discontinued operations	0.00	0.08	0.00	0.09
Gain (Loss) on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net Income (Loss) Attributable to DCT Common Stockholders	$(0.02)	$0.09	$0.00	$0.09

EARNINGS PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$(0.02)	$0.01	$0.00	$0.00
Income from discontinued operations	0.00	0.08	0.00	0.09
Gain (Loss) on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net Income (Loss) Attributable to DCT Common Stockholders	$(0.02)	$0.09	$0.00	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	183,783	171,429	179,745	169,908

Diluted	183,783	171,481	179,745	169,919

AMOUNTS ATTRIBUTABLE TO DCT COMMON STOCKHOLDERS:
Income (Loss) From Continuing Operations	$(4,431)	$1,873	$(738)	$787
Income from discontinued operations	437	13,655	539	14,763
Gain (Loss) on dispositions of real estate interests	—	(32)	32	330

Net Income (Loss) Attributable to DCT Common Stockholders	$(3,994)	$15,496	$(167)	$15,880

Distributions declared, per common share	$0.08	$0.16	$0.16	$0.32

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income (Loss) Attributable to DCT Common Stockholders	$(3,994)	$15,496	$(167)	$15,880
Adjustments:
Real estate related depreciation and amortization	27,988	29,266	54,443	58,409
Equity in (income) losses of unconsolidated joint ventures, net	1,615	(439)	(2,565)	(726)
Equity in FFO of unconsolidated joint ventures	1,180	1,517	7,729	2,984
(Gain) on dispositions of real estate interests	(734)	(16,724)	(768)	(17,531)
Gain (loss) on dispositions of non-depreciated real estate	—	(39)	113	207
Noncontrolling interest in the operating partnership’s share of the above adjustments	(4,411)	(2,365)	(8,899)	(7,948)
FFO attributable to unitholders	3,674	5,633	8,823	11,303

Funds from operations attributable to common stockholders and unitholders – basic and diluted	$25,318	$32,345	$58,709	$62,578

FFO per common share and unit, basic and diluted	$0.12	$0.15	$0.28	$0.30
FFO weighted average common shares and units outstanding:
Weighted average common shares for earnings per share— basic:	183,783	171,429	179,745	169,908
Participating securities	1,768	1,187	1,574	1,078
Units	31,557	36,189	31,791	37,550

FFO weighted average common shares and units outstanding – basic:	217,108	208,805	213,110	208,536
Dilutive common stock equivalents	124	52	1	11

FFO weighted average common shares and units outstanding – diluted:	217,232	208,857	213,111	208,547

Guidance:

	Full-Year Range for 2009
	(low)	(high)
Guidance(1) :
Earnings per diluted share	$(0.07)	$(0.03)
Gains on sale of depreciated assets	0.00	0.00
Real estate related depreciation and amortization(2)	0.55	0.55

FFO attributable to common shares per diluted share	$0.48	$0.52

(1)	Guidance excludes future gains or losses from sale of depreciated assets and impairments.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table shows the calculation of our Fixed Charge Coverage for the three and six months ended June 30, 2009 and 2008 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income (Loss) Attributable to DCT Common Stockholders	$(3,994)	$15,496	$(167)	$15,880
Interest expense (1)	13,355	11,245	26,726	25,819
Pro rata share of interest expense from unconsolidated JVs	1,048	574	2,154	1,088
Real estate related depreciation and amortization (1)	27,988	29,266	54,443	58,409
Pro rata share of real estate related depreciation and amortization from unconsolidated JVs	2,737	1,163	4,970	2,378
Income taxes	664	365	1,557	914
Stock-based compensation amortization	1,004	852	2,142	1,595
Noncontrolling interests (1)	(760)	3,227	(101)	3,269
Non-FFO gains on dispositions of real estate interests, net	(734)	(16,763)	(655)	(17,324)

Adjusted EBITDA (2)	$41,308	$45,425	$91,069	$92,028

Calculation of Fixed Charges:
Interest expense excluding financing obligations (1)	$13,355	$11,245	$26,726	$25,767
Interest expense related to financing obligations	—	—	—	52
Capitalized interest	1,502	1,865	3,173	3,919
Amortization of loan costs and debt premium/discount	(334)	98	(668)	218
Pro rata share of interest expense from unconsolidated JVs	1,048	574	2,154	1,088

Total Fixed Charges	$15,571	$13,782	$31,385	$31,044

Fixed Charge Coverage	2.7	3.3	2.9	3.0

(1)	Includes amounts related to discontinued operations.
(2)

Adjusted EBITDA represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of irregular items and certain non-cash items, such as deprecation and amortization, non-FFO gains on dispositions of real estate interests and impairment losses.

The following table is a reconciliation of our property net operating income to our reported “Income (Loss) From Continuing Operations” for the three and six months ended June 30, 2009 and 2008 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Income (Loss) From Continuing Operations	$(5,267)	$2,228	$(939)	$844
Income taxes	661	356	1,553	891
Interest income and other	(767)	(567)	(901)	(1,001)
Interest expense	13,326	11,106	26,667	25,505
Equity in income of unconsolidated joint ventures, net	1,615	(439)	(2,565)	(726)
General and administrative expense	6,454	5,083	11,922	10,965
Real estate related depreciation and amortization	27,937	28,394	54,323	56,244
Institutional capital management and other fees	(680)	(614)	(1,347)	(1,474)

Total net operating income	43,279	45,547	88,713	91,248
Less net operating income – non-same store properties	(1,541)	(673)	(2,989)	(1,382)

Same store net operating income	41,738	44,874	85,724	89,866
Less revenue from lease terminations	(46)	(186)	(1,443)	(315)

Same store net operating income, excluding revenue from lease terminations	41,692	44,688	84,281	89,551
Less straight-line rents	78	(870)	(140)	(1,964)
Add back amortization of above/(below) market rents	228	500	739	732

Same store cash net operating income, excluding revenue from lease terminations	$41,998	$44,318	$84,880	$88,319

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income, revenue from lease terminations and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating expense. Therefore, DCT Industrial believes net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of operating real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. We include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation and modifications to the NAREIT definition of FFO is common. Accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains from the dispositions of real estate and impairment losses.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets, particularly in light of the current economic slow-down in the U.S. and internationally; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including, in particular the current economic slow-down in the U.S. and internationally; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities and Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.